Exhibit 23.1
Consent of Hacker, Johnson & Smith PA
Florida Choice Bankshares, Inc.
Mt. Dora, Florida
     We hereby consent to the inclusion of our report dated March 6, 2006, relating to the consolidated financial statements of Florida Choice Bankshares, Inc. and Subsidiary (the "Company") as of and for the year ended December 31, 2005, in the Company's 2005 annual report on Form 10-KSB and also consent to the incorporation by reference in the Form S-4 Registration Statement of Alabama National Bancorporation of our same report.

/s/ Hacker, Johnson & Smith PA

Hacker, Johnson & Smith PA
Orlando, Florida
March 27, 2006